UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 11, 2016

American Housing Income Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34225 N. 27th Drive, Building 5, Phoenix, Arizona 85085

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruc-tion A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On March 28, 2016, American Housing Income Trust, Inc. (the “Company”) and Benny J. Manley and Patricia A. Manley (collectively “Manley”) entered into a Real Property Purchase Agreement (the “Manley Purchase Agreement”) whereby the Company acquired a residential property from Manley for the issuance of 722,833 shares of the Company’s restricted common stock. These shares are not being registered with the Company’s registration statement on Form S-11/A currently pending effectiveness. The Company has taken title to this property subject to the property indebtedness in the agreed amount of $565,281, as identified at Exhibit B in the Manley Purchase Agreement. The Property Indebtedness includes a Promissory Note between the Company and Marcus E. Cox and Dolores A. Cox, trustees of the Marcus E. Cox and Dolores A. Cox November 1995 Living Trust (the “Cox Trust”), in the amount of $314,831 (the “Cox Note”) and the assumption of the mortgage note in the amount of $250,450. The acquisition closed on April 11, 2016.

The Cox Note releases Manley’s preexisting loan obligations and deed of trust with the Cox Trust, as the Company has agreed to assume the debt. The Cox Note and a new deed of trust was filed by the Cox Trust after closing of the Manley Purchase Agreement. The Property is being purchased “subject to” to the remaining Property Indebtedness, and Manley acknowledged that it remains a party to any and all agreements associated with the Property Indebtedness; however, the Company has agreed to indemnify and hold Manley harmless from any and all future obligations owed on the Property Indebtedness after Closing.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The issuance of restricted stock under the Manley Purchase Agreement was associated with the consideration paid by the Company in consideration of the purchase of real estate; nevertheless, the Board of Directors has elected to make the following disclosure under this Item 3.02. To the extent the transaction constituted a non-cash sale, the Company discloses that the issuance was in consideration of the purchase of real property titled to the Company.

To the extent an exemption needs to be relied upon, the Company We believed that Section 4(2) was available on the sale because the Company believed, and believes as of this statement, that the foregoing transactions were exempt from the registration requirements under the Securities Act of 1933, as amended ("the Act"), based on the following facts: there was no general solicitation, there was a limited number of purchasers (i.e. one joint holder), the Company believed the Manleys to be an "accredited investor" (within the meaning of Regulation D under the Securities Act of 1933, as amended) and was sophisticated about business and financial matters, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchaser was not an underwriter within the meaning of Section 2(11) under the Act. The Company reasonably believed that the Manleys, based on their representations, were aware of the Company’s financial circumstances by virtue of their access to the Company’s filings, and thus were aware that the Company could not provide any assurances regarding the common stock, and that it could not assure that an active public market would exist for any of the shares of common stock sold in the future. The Company's stock was issued on a restricted basis subject to restrictions on transferability and resale, and the shares cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration was available.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On April 12, 2016, the Company issued a press release regarding the Manley transaction.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Document

10.1 10.2	Closing Documents (Manley Purchase Agreement) Press Release (Manley Transaction)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing Income Trust, Inc.

By:  /s/ Jeff Howard

Name:  Jeff Howard

Title: Chief Executive Officer and President

Dated: April 13, 2016